EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form SB-2 Registration Statement of Sitestar Corporation and subsidiaries our report for the years ended December 31, 1999 and 1998 relating to the consolidated financial statements of Sitestar Corporation and Subsidiaries which appear in such Form SB-2, and to the reference to our firm under the caption "Experts" in the Prospectus.


                      /s/ Merdinger Fruchter Rosen & Corso

                        Merdinger Fruchter Rosen & Corso
                          Certified Public Accountants

Los Angeles, California
June 15, 2000